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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                             47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                     France

                                 April 20, 2000


The OFFIT Variable Insurance Fund, Inc.
400 Bellevue Parkway
Wilmington, DE  19809

     Re:    REGISTRATION NOS. 33-81748; 811-8640

Gentlemen:

          We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 15 to Registration Statement No. 33-81748; 811-8640.

                                Very truly yours,

                                /s/ Kramer Levin Naftalis & Frankel LLP